ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                  TELECONFERENCING SYSTEMS INTERNATIONAL, INC.

     Pursuant   to  the   provisions   of   the   Colorado   Corporation   code,
Teleconferencing Systems International, Inc. adopts the following Articles of Amendments to it Articles of Incorporation:

         The following amendment to the Articles of Incorporation was authorized on January 5, 1998, as prescribed by the Colorado Corporation Act, by a vote of more than two thirds of the shareholders. The number of shares voted for the amendment was sufficient for approval.

     FIRST:            The name of the Corporation is hereby changed to:

                               GS Telecom Limited

     SECOND: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

                                      None.

     THIRD: The manner in which such amendment effects a change in the amount of stated capital as changed by such amendment, are as follows:

                                      None.

                                    Teleconferencing Systems International, Inc.



                                    By:_________________________________________
                                       President
Attest:_________________________
         Secretary

STATE OF UTAH                               )
                                            ) ss.
COUNTY OF _____________                     )

         The foregoing Articles of Amendment to the Articles of Incorporation was acknowledged before me by Robert Kropf as President of Teleconferencing Systems International, Inc., a Colorado corporation, this ___ day of January, 1998.

   My Commission expires:                           ___________________________
                                                    Notary Public
                                                    Address:

STATE OF COLORADO                           )
                                            ) ss.
COUNTY OF JEFFERSON                         )

     The foregoing Articles of Amendment to the Articles of Incorporation was acknowledged before me by Michael A. Littman as Assistant Secretary of Teleconferencing Systems International, Inc. a Colorado corporation, this 20th day of January, 1998.


    My Commission expires:  2/24/98                  ___________________________
                                                     Notary Public
                                                     10200 W. 44th Ave., #400
                                                     Wheat Ridge, CO  80033